RUBY CREEK RESOURCES

An Emerging Gold Producer in 2010

Toby Hansen
Corporate Communications
September 2010

Cautionary Statement

This presentation contains "forward-looking information" which may include, but is not limited to, statements with respect to the future financial or operating performance of Ruby Creek Resources Inc., its subsidiaries and its projects, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, the timing and amount of future production, costs of production, capital, operating and exploration expenditures, costs and timing of development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims and limitations of insurance coverage. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Ruby Creek Resources Inc., and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accident, labor disputes and other risks of the mining industry; and delays in obtaining governmental approvals or financing or in the completion of development or construction activities. Although Ruby Creek Resources Inc. has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that could cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this presentation and Ruby Creek Resources Inc. disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Ruby Creek Resources Inc. undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary note to United States Investors concerning estimates of Measured, Indicated and Inferred Resources: This presentation uses the terms "Measured", "Indicated" and "Inferred" Resources. United States investors are advised that while such terms are recognized and required by Canadian regulations (under National Instrument 43-101 Standards of Disclosure for Mineral properties), the United States Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into Mineral Reserves.

About Ruby Creek

- November 7, 2009 signed agreement with Douglas Lake Minerals to acquire a 70% interest in 125 km^2 of the 380 km^2 Mkuvia Alluvial Gold Project in Tanzania. Purchase Terms are $3 million paid over a 36 month period.
- June 16, 2010, Ruby Creek announces it has tripled the size of its mining property holdings by acquiring the exclusive mineral and mining rights to the additional 255 km^2 of the Mkuvia Gold Project giving it the exclusive mineral and mining rights to the entire **380** Sq km of the Mkuvia Gold Project. The purchase price is for this huge acquisition is $6 million, paid in a series of cash and equity payments over a 3-year period.
- Ruby Creek Tanzania receives its Registration for the entire project from the Ministry of Energy and Minerals.

About Ruby Creek – Recent Development

- September 7, 2010, Ruby Creek signed an option to acquire 340 sq km of the mineral and mining rights of the Kapinga property immediately adjacent and south of Mkuvia Gold Project.
- Through the Purchase Agreement, Ruby Creek is granted an exclusive option for access and exploration on the Kapinga property with a fixed purchase price of $500,000. Should Ruby Creek exercise its Purchase option in the six month period, the property will be transferred into a newly formed joint venture company Ruby Creek Gold (Tanzania) Limited. Ruby Creek will own 85% of the joint venture, Mr. Kapinga 10% and other parties 5%.
- Ruby Creek Mkuvia camp will be used as base camp for the Kapinga exploration.

Ruby Creek Management

- Robert Slavik, Director, President and CEO

  Mr. Slavik has held management positions in public and private corporations through more than 30 years in North America, Africa and China. He is also President, CEO and Director of Tanzanian Goldfields Company, and President and Director of Pacific Gems Trading Company, both private resource and gem companies. His responsibilities have ranged from evaluations and turnarounds to operations. Recently Mr. Slavik served in the turnaround of a Tanzanian mining company and as a consultant for two Montreal based Canadian venture capital companies. Mr. Slavik graduated in engineering and business administration from the British Columbia Institute of Technology.

Ruby Creek Management

Myron Landin, Chief Financial Officer

CPA Myron W. Landin was appointed acting Chief Financial Officer pursuant to a six month consulting agreement with the Company on February 1, 2010. Mr. Landin brings more than 35 years of financial experience to Ruby Creek Resources. For the period 2003-2010 Mr. Landin principal activity has been providing consulting services to a number of publicly traded companies through his consulting firm, JTL Enterprises, Inc. His services have included accounting support services, financial statement preparation, and business, SEC advisory and Sarbanes-Oxley consulting. Mr. Landin has participated in numerous forward and reverse-mergers, acquisitions, reorganizations and restructurings, private placements, and SEC and Sarbanes- Oxley compliance projects. Major assignments included the CFO responsibilities in a $115 million public SPAC funding for the successful acquisition of an oil and gas exploration company, including all pre and post acquisition activities, over a three year period (2006-2008). Mr. Landin held senior executive and Board level positions with an entrepreneurial public company in the telecommunications industry (1984-1991) and the subsequent spinoff of a subsidiary where he served as Chairman of the BOD and CFO (1992-1999). This entity was eventually merged into a NYSE listed company in 1999. Mr. Landin served as senior assurance manager with a Big Four accounting firm, (now Deloitte) (1972-1981) and as an audit partner (1981-1984) of a regional and internationally affiliated PCAOB registered accounting firm. Mr. Landin holds a B.A. in economics from Stony Brook University and attended Pace University Graduate School of Business. He is a Certified Public Accountant licensed in the state of New York. Mr. Landin maintains memberships with the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Ruby Creek Management

- ## Toby Hansen, Process Engineering and Corporate Communications

  Mr. Hansen as been an engineer for over 20 years. He began his career designing rare earth magnetostrictive transducers for medical, oil/gas and industrial applications where he obtained a wealth of knowledge of diverse materials and processes. Subsequent to transducer design he has spent the last six years leading research and development efforts to enhance electromagnetic devices. Over his career he has been granted four US patents (#6,012,521, #6,227,853, #6,624,539 and #6,909,666) and has four additional patents pending. Mr. Hansen has earned a bachelor in Mechanical Engineering at the University of Utah and a Masters Degree in Engineering Mechanics at Iowa State University.

  Mr. Hansen is also the editor of the Heavy Metal Investor featuring a quarterly market newsletter. This endeavor has resulted in a vast accumulation of knowledge in the gold and mining industry. The newsletter began in 2003 with a dozen readers and has grown in popularity with readership presently approaching 1700 people worldwide. Through his newsletter, he identified the potential of the Mkuvia Gold Project. Mr. Hansen has just committed to a two year contract with Ruby Creek.

  Mr. Hansen's responsibilities will be two fold, Corporate Communications and Operations. Onsite his focus will be the reviewing of processes and analysis of systems and materials as well as developing strategies for maximizing returns on gold and other mineral concentrates.

Ruby Creek Advisors

- ## Ian Foreman, Advisor - Geology

  Professional Geologist, graduated with honors from Queen's University in 1992. Mr. Foreman has worked in a wide spectrum of geological environments involving both base and precious metals. He has worked for various junior mining and exploration companies in North and South America and Africa. Throughout the mid 1990's Mr. Foreman worked on a series of large multimillion dollar exploration programs in British Columbia, Yukon and Mexico. From 1998 through 2002 Mr. Foreman worked on various projects exclusively in Peru. As Chief Geologist, he was a key figure in putting the 1,000 tonne-per-day Santa Rosa open pit gold-silver mine into production. Mr. Foreman is currently President of Yale Resources Ltd, a publicly traded company focused on gold and copper exploration in the America's.

- ## David Bukzin, Advisor - Finance, Administration and Compliance

  Is the Partner-in-Charge of Marcum LLP's SEC Practice Group. Marcum is one of the nation's largest independent public accounting and advisory services firms. In addition to working as a Certified Public Accountant, Mr. Bukzin is a specialist in the area of business valuation, especially as it applies to mergers and acquisitions, and corporate finance transactions. He also provides services in the areas of turnaround and workout consulting, reorganizations and recapitalizations. He received his B.B.A. from Baruch College in 1988. Mr. Bukzin maintains memberships with the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Ruby Creek Advisors

- **Professor Dr. Abdul Mruma, BSc MSc PhD – Advisor, Tanzanian Geology**

  Dr. Mruma is a Professor of Geology and was the head of the Department of Geology, University of Dar es Salaam from 1994 to 2004. Since 2004 he has been the Vice Chairman of the Association of Geological Surveys of Africa and is the Chief Executive Officer of the Geological Survey of Tanzania, Ministry of Energy and Minerals reporting directly to the Minister of Energy and Mines. Other positions he has held include: National Coordinator, International Geological Correlation Programs; External Examiner, Department of Geology of the University of Nairobi in Kenya and the University of Makerere in Uganda. He has also had extensive involvement as a board and steering committee member of numerous geological and environmental research projects and groups. Dr. Mruma has published over thirty international publications, mainly in the fields of Structural Geology, Precambrian Geology, Stratigraphy and Mineral Deposits. He has also consulted on and authored more than twenty technical reports in the fields of Resource Assessments and Engineering Geology. He is currently a member of the Geological Society of Africa and the Tanzania Geological Society.

- **Charles Rwechungura, Advisor – Tanzanian Mining and Financial Law**

  Is the founder and Partner-in-Charge of CRB Attorneys. He played a key role working with the World Bank in the re-drafting of the Tanzanian Mining Laws of the late 90's and was lead attorney for the American Barrick takeover of Jim Sinclair's Sutton Resources. He is a seasoned consultant in the fields of mining, corporate, banking and financial law. He is an advisor to mining companies on such issues as joint venture agreements, transfers or assignments of mineral rights, mining license applications and has conducted multiple large-scale due diligence exercises for foreign investors in the Tanzanian mining sector. Mr. Rwechungura acts for many of the national and foreign banks operating in Tanzania, advising them on the range of financial and banking law issues. In recognition of his industry knowledge and legal expertise, he is often appointed as an arbitrator on complex commercial disputes.

  Mr. Rwechungura received his LLB(Hons) from the University of Dar es Salaam in 1977. He was President of the Tanganyika Law Society from 2005 to 2006, 2nd Deputy Treasurer for the East African Law Society from 2005 to 2007, Vice President of the East Africa Law Society from 2008 to 2010 and has been a board member of the International Commercial Bank Limited since 2006. He is a member of the Council of the Tanganyika Law Society, and a member of the Governing Council and the Executive Committee of the SADCC Lawyers Association. crbafricalegal.com

Tanzania – a Mining-Friendly Country

- Stable, peaceful democracy.
- Tanzania gained peaceful independence in 1961.
- English and Swahili speaking democracy using British Common Law.
- Modernized Mining Act in 1998 to attract foreign mining companies.
- Good infrastructure and accessible labor pool of local geologists.
- Endorsed by the World Bank and International Monetary Fund.
- From minimal production and reserves in the late 1990's to the 3rd largest gold producer in Africa today with significant reserves and vast areas of unexplored potential.

Ruby Creek's
MKUVIA GOLD PROJECT

Mkuvia Location



Sudan
Ethiopia
Somalia
Uganda
Kenya
Democratic Republic of Congo (Zaire)
Tanzania
Mkuvia
Angola
Zambia
Mozambique
Madagascar
Zimbabwe
Namibia
Botswana
South Africa

Geological Properties of the Mkuvia

- The property is best described as an extremely large ancient beach or lake – a placer deposit due to the wide spread nature of the mineralization in the sands and pebble conglomerate on the surface.
- The main deposit is an alluvial paleoplacer type gold deposit that is associated with an unknown or unidentified source of primary gold that has been weathered and deposited in the sediments.
- Depth of sand/loose soil extends beyond 36 feet (12 m) down.
- Bedrock has not been reached to date. Deep water wells indicate it may be located a depths greater than 220 feet (70 m).
- Rock found at conglomerate layer highly weathered and smooth.

Random surface sampling shows ***visible gold*** *over the entire 380 sq km* of the property.





Mkuvia Mineralization of the Mkuvia

- Artisan miners following a gemstone belt in 2003 first found gold at Mkuvia.
- Fine gold flake "colors' have been found at surface, with individual size increasing at depth.
- Previous exploration of a small area (< 1% of property) and shallow depth (~ 6 m) exploration program yielded 27,500 of NI 43-101 inferred gold ounces grading at 0.30 g/m^3 (JORC compliant).
- Sample pits as deep as 12 m (40 ft) have not encountered bedrock.

Typical Mineralization Structure at Mkuvia



Plan for Producing Gold in 2010

- Tanzanian Mining Law requires a JORC resource estimate, which has been completed.
- Evaluation of gold recovery equipment and on-site infrastructure with transport logistics.
- Environmental and Sociological Impact Assessment – Underway.
- Mining License application and approvals expected shortly thereafter.
- Ruby Creek is currently evaluating gold recovery equipment on site while permitting is in process.

Targeted Production Equipment

- Seeking highly mobile and scalable production platforms.
- Currently evaluating gold recovery process equipment capable of handling 300 cubic meters per hour per unit.
- Reviewing one wet/dry system with an aproximate capital cost of $400k including excavator and bulldozer.
- Will be obtaining several augers with ability to go depths of up to 100 meters. This equipment will support identifying first areas to produce. They will also be used to determine bedrock depth.

Wash Plant System 1 & 2 – Now Operating


CAT
2010/09/06

Secondary Concentrator at Mkuvia Camp



Excavator on the Mkuvia


CAT
CAT
320D

Drill Equipment on the Mkuvia


2010/09/06

Mkuvia Exploration Plans

- Parallel with the planned gold production, Ruby will be increasing its knowledge of the Mkuvia by conducting an aggressive exploration program.
- Establishing a partnership with the Geological Survey of Tanzania to conduct a regional program.
- Planned partnership with the University of Dar es Salaam and Ardhi University in Dar es Salaam to assist geology students with field work programs.

Mkuvia Community Development

- Ruby Creek Resources values the importance of giving back to the community.
- Ruby Creek commits to action and will work with the community to determine needs and collaborate on development.
- We are currently focusing on medical care, water, education and agricultural assistance.
  - This month we are drilling a water well for the village closest to the Mkuvia Projects where citizens presently walk 10 km (6 miles) round trip to get water.
  - We have just made a commitment to the primary school nearest to the Project to build 603 desks so students don't have to sit on floor anymore.

Investment Case for Ruby Creek

1

Mkuvia is a placer deposit

a) Capital costs much lower than hard rock.
b) No need for expensive mill or heap leach pads.
c) Separation/concentration equipment readily available.
d) Near term revenues expected with positive operating cash flow expected in Q1, 2011.

2

Cash flow from pilot production reduces cash needs; share dilution is minimized.

3

Current market cap is only $8M

4

Tight share structure of 16 M shares versus peers in the 70 – 150 million share range.

Ruby Creek Peer Comparison

Comparable	Constitution Mining	Ruby Creek Resources
Ticker Symbol	CMIN.OB	RBYC.OB
Shares Outstanding	83.5 million	15.5 million
Price as of August 27, 2010	$0.70	$0.53
Market Capitalization	$58.4 million	$8.2 million
Property Location	Peru	Tanzania
Property Size	461 sq km	380 sq km + 340 sq km option
Deposit Access	Under River Water	On Land Surface
Deposit Type	Placer	Placer
Ore Movement	Dredging	Loaders & Conveyors
Gold Grade	0.17 – 0.30 g/m^3	0.30 g/m^3
Pilot Production Timeline	Q3, 2011	Q3, 2010
Est. Pilot Prod. Capital Cost	$ 13 million	< $ 1 million
Estimated Cash Cost	< $250/ounce	< $220/ounce

Share Structure

Ticker OTCBB	**RBYC**
Shares Outstanding	15,546,000
Warrants, Options	10,730,000
Shares Fully Diluted	26,276,000

Investor Relations Contact

Michael Porter
Porter, LeVay & Rose, Inc.
212-564-4700

Toby Hansen
Ruby Creek Resources
Corporate Communications
605-760-0802

Toni Vallen
Seton Services Ltd.
London , England
Tel: +44(0)207 224 8468